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                                                                    EXHIBIT 99.1

                                    EGL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [______, __], 2000

    The undersigned shareholder hereby appoints JAMES R. CRANE and ELIJIO V. SERRANO, and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at the Special Meeting of Shareholders of EGL, Inc. ("EGL") to be held on _________________, _________________,
_______, 2000, at _:_ _.m., at EGL's corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston,Texas 77032, or at any adjournment thereof, with respect to the proposals on (1) the issuance of EGL common shares pursuant to the proposed merger transaction involving EGL and Circle International Group, Inc., (2) an amendment to EGL's second amended and restated articles of incorporation to increase the authorized number of EGL common shares from 100,000,000 to 200,000,000, (3) an amendment to EGL's long-term incentive plan to increase the number of EGL common shares authorized for issuance under the plan by 3,000,000, and (4) an amendment to EGL's employee stock purchase plan to increase the number of EGL common shares authorized for issuance under the plan by 250,000, and all other matters which may come before the special meeting or any adjournment or postponement thereof. None of the proposals is conditioned on the approval of any other proposal.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF EGL RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.



      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


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                              FOLD AND DETACH HERE
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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.
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                                               FOR       AGAINST       ABSTAIN
                                               [ ]         [ ]            [ ]
1.  Approval of the Issuance of
    EGL common Shares Pursuant to the
    proposed merger:

2.  Approval of an Amendment to EGL's          [ ]         [ ]            [ ]
    second amended and restated articles
    of incorporation to increase the
    authorized number of EGL common
    shares from 100,000,000 to
    200,000,000:

3.  Approval of an Amendment to EGL'S          [ ]         [ ]            [ ]
    Long-term Incentive Plan to Increase
    the Number of EGL Common Shares
    Authorized for Issuance Under the
    Plan by 3,000,000 Shares:

4.  Approval of an amendment to EGL'S          [ ]         [ ]            [ ]
    employee stock purchase plan to
    increase the number of EGL common
    shares authorized for issuance under
    the plan by 250,000 shares.

5.  WITH DISCRETIONARY AUTHORITY AS TO
    SUCH OTHER MATTERS AS MAY PROPERLY
    COME BEFORE THE MEETING.





Signature______________________________________________  Date: ___________, 2000

Sing exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.


                                   PLEASE VOTE